UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2012

AutoNation, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-13107	73-1105145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 SW 1st Ave

Ft. Lauderdale, Florida 33301

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (954) 769-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 27, 2012, the Company announced its intention to commence a public offering of $250.0 million aggregate principal amount of senior unsecured notes pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. The Company intends to use the net proceeds from this offering of the notes to reduce borrowings under the Company’s existing revolving credit facility and pay transaction fees and expenses. A copy of the press release is attached as Exhibit 99.1 hereto and its contents are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibit filed herewith include forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from those discussed in, or implied by, these forward-looking statements are disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and its subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this report, and the Company undertakes no duty to update or revise such statements to reflect subsequent events or circumstances.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of AutoNation, Inc. dated January 27, 2012 announcing senior notes offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2012	AUTONATION, INC.

	By:	/s/ Jonathan P. Ferrando
	Name:	Jonathan P. Ferrando
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of AutoNation, Inc. dated January 27, 2012 announcing senior notes offering.